Exhibit 10.7

SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

This Second Amendment to Employment Agreement (“Second Amendment”), effective as of June 28, 2007 (“Second Amendment Effective Date”), is made and entered into between Rackable Systems, Inc., a Delaware corporation (the “Company”), and Giovanni Coglitore, (the “Executive”). The Company and the Executive are each individually referred to in this Second Amendment as a “Party” and are collectively referred to in this Agreement as the “Parties.” In this Second Amendment, all capitalized terms that are otherwise undefined will have the respective meanings specified for such terms as set forth in the Employment Agreement (as defined below).

RECITALS

A. The Executive and the Company are parties to an Employment Agreement dated December 23, 2002, as amended (the “Employment Agreement”).

B. The Executive and the Company are parties to a Retention Agreement dated January 9, 2007 (the “Retention Agreement”) and a Retention Bonus Agreement dated September 12, 2006, as amended (the “Retention Bonus Agreement”).

C. The Parties desire to amend the Employment Agreement upon the terms set forth below.

AMENDMENT

In consideration of the mutual promises set forth herein, and other good and valuable consideration the sufficiency of which is hereby acknowledged by each Party, the Parties hereby agree as follows:

1. Section 1 of the Employment Agreement shall be amended by extending the end of the Employment Period to December 31, 2008.

2. Section 2(a) of the Employment Agreement shall be amended such that Executive shall serve as “Chief Technology Officer of the Company and Head of Rackable Systems Labs.”

3. Section 2(b) of the Employment Agreement shall be amended by adding the following sentence to the end of Section 2(b): “Further, the Parties agree that the Executive shall have flexibility, in the form of non-standard work hours and the ability to work from a variety of locations, in the way in which he conducts his duties under this Agreement.”

4. Continued Effect; Conflicts. Except as expressly amended by this Second Amendment, all terms and conditions of the Employment Agreement remain unchanged and will continue in full force and effect. In the event of any conflict between the terms set forth in this Second Amendment and the terms set forth in the Employment Agreement, the terms of this Second Amendment will govern.

5. Counterparts; Facsimiles. This Second Amendment may be executed in multiple counterparts, each of which will be deemed an original, but all of which taken together will constitute one and the same instrument.

6. Complete Agreement. This Second Amendment, together with the Employment Agreement, embodies the complete agreement and understanding among the Parties and supersedes and preempts any prior understandings, agreements or representations by or among the Parties, written or oral, which may have related to the subject matter hereof in any way. For the avoidance of doubt, the Employment Agreement, as amended, does not supersede or preempt any provisions of the Retention Agreement or the Retention Bonus Agreement.

IN WITNESS WHEREOF, the Parties hereto have executed this Second Amendment as of the Second Amendment Effective Date.

RACKABLE SYSTEMS, INC.		GIOVANNI COGLITORE

By:	/s/ Mark J. Barrenechea	By:	/s/ Gio Coglitore
Name:	Mark J. Barrenechea	Name:	Gio Coglitore
Title:	CEO	Title:	CTO

Signature Date: June 29, 2007		Signature Date: July 9, 2007